FOR:   MOTORCAR PARTS
                                                        & ACCESSORIES, INC.

                                             CONTACT:   Richard Marks
                                                        President and
                                                        Chief Operating Officer
                                                        (310) 212-7910

FOR IMMEDIATE RELEASE

Motorcar Parts & Accessories, Inc. Announces Unaudited Fiscal 1999 Results and Anticipated Restatement of Prior Periods


         TORRANCE, CALIFORNIA --August 1, 1999 -- Motorcar Parts & Accessories, Inc. (Nasdaq: MPAA) today announced that in the course of preparing for the reporting of financial results for the fiscal year ended March 31, 1999, certain accounting concerns came to the attention of senior management of the Company and the Board of Directors. The Audit Committee immediately commenced an investigation of the matter and promptly contacted the Company's independent auditors, Richard A. Eisner & Company, LLP, instructing them to conduct, in conjunction with their year-end audit, a comprehensive investigation. Following a preliminary assessment by the Audit Committee and Eisner of the results of operations for fiscal 1999, the Company announced on May 24, 1999 that it expected to report a significant loss for the fourth quarter of fiscal 1999 and that it anticipated reporting a loss for the entire year. On July 29, 1999, Eisner submitted their report on the investigation to the Audit Committee. As a result of certain accounting irregularities, principally with respect to the timing of product returns, and other accounting adjustments, the Company expects to restate its previously reported financial results for fiscal 1998 and 1997, as well as for the nine-month period ended December 31, 1998. The Audit Committee has retained Hughes Hubbard & Reed LLP as special counsel to assist it in continuing the investigation commenced by Eisner.

         The Company reported unaudited results, subject to adjustment, for the fiscal year ended March 31, 1999. The Company had net sales of approximately $136,244,000 and incurred a net loss of approximately $5,038,000. The fiscal 1999 results include the expected cumulative restatement of net income for the nine months ended December 31, 1998 to approximately $2,169,000 from $4,520,000 as originally reported and the expected restatement of net income for fiscal 1998 and 1997 to approximately $6,017,000 and $2,851,000, respectively. The Company originally reported net income of $6,602,000 and $5,534,000 in fiscal 1998 and 1997, respectively. All of the above amounts are unaudited and subject to adjustment.

         Eisner has withdrawn their opinion on the Company's financial statements for the three years ended March 31, 1998, which opinion should not be relied upon. In light of the withdrawal of Eisner's opinion and the fact that the audit for fiscal 1999 has not yet been completed, the Company

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is presently unable to file an Annual Report on Form 10-K including financial statements for fiscal 1999 that would comply with Securities and Exchange Commission and Nasdaq requirements.

         Mel Marks, Chairman of the Board of Directors, has stepped down as the Company's Chief Executive Officer. Richard Marks, President and Chief Operating Officer, remains as the Company's senior executive officer. The Company intends to consider additions to its executive team.

         The net loss for fiscal 1999 results in a violation of certain financial compliance covenants contained in the Company's revolving credit facility. The Company has informed representatives of its lender about these matters and expects to reach a satisfactory resolution of the situation. The Company continues to be current in its scheduled payment obligations under the facility.

         Motorcar Parts & Accessories, Inc. is a leading remanufacturer and distributor of replacement alternators and starters for both imported and domestic cars and light trucks.

         Certain matters discussed in this news release are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties including, but not limited to: the uncertainty of completing the audits for fiscal 1997, 1998 and 1999; the outcome of the continuing investigation by the Audit Committee; uncertainty as to the Company's profitability; the outcome of the Company's discussions with its lender; uncertainty as to the Company's continued listing on Nasdaq; the Company's ability to develop and implement operational and financial systems to manage growing operations; and other factors. Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.


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